Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Section 906 Certification

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of DigitalGlobe, Inc. (the “Company”) hereby certifies that:

1)

the Annual Report on Form 10-K for the year ended December 31, 2014 which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)

the information contained in the Annual Report on Form 10-K for the year ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of DigitalGlobe, Inc.

Date: February 26, 2015

/s/ Jeffrey R. Tarr
Jeffrey R. Tarr
Chief Executive Officer and President